Exhibit 99.1

Invivyd Announces $30M Non-dilutive Loan Facility with Silicon Valley Bank

WALTHAM, Mass., April 21, 2025 (GLOBE NEWSWIRE) – Invivyd, Inc. (Nasdaq: IVVD), a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, today announced that it has signed a $30 million term loan facility with Silicon Valley Bank (SVB), a division of First Citizens Bank. The deal allows for drawdown of capital in the future if certain conditions and milestones are met.

“We are pleased to have secured this term loan facility ahead of important anticipated catalysts, including gaining alignment with the FDA on the regulatory pathway of our pipeline candidate, VYD2311,” said Bill Duke, Chief Financial Officer of Invivyd. “The non-dilutive nature of this financing facility supports balance sheet optionality so the company can focus on per-share value creation.”

About VYD2311

VYD2311 is a novel monoclonal antibody (mAb) candidate being developed for COVID-19 to continue to address the urgent need for new prophylactic and therapeutic options. The pharmacokinetic profile and antiviral potency of VYD2311 may offer the ability to deliver clinically meaningful titer levels through more patient-friendly means such as an intramuscular route of administration.

VYD2311 was engineered using Invivyd’s proprietary integrated technology platform and is the product of serial molecular evolution designed to generate an antibody optimized for neutralizing contemporary virus lineages. VYD2311 leverages the same antibody backbone as pemivibart, Invivyd’s investigational mAb granted emergency use authorization in the U.S. for the pre-exposure prophylaxis (PrEP) of symptomatic COVID-19 in certain immunocompromised patients, and adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and demonstrated clinically meaningful results in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19.

About PEMGARDA

PEMGARDA™ (pemivibart) is a half-life extended investigational monoclonal antibody (mAb). PEMGARDA was engineered from adintrevimab, Invivyd’s investigational mAb that has a robust safety data package and provided evidence of clinical efficacy in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19. PEMGARDA has demonstrated in vitro neutralizing activity against major SARS-CoV-2 variants, including JN.1, KP.3.1.1, XEC and LP.8.1. PEMGARDA targets the SARS-CoV-2 spike protein receptor binding domain (RBD), thereby inhibiting virus attachment to the human ACE2 receptor on host cells.

PEMGARDA (pemivibart) injection (4500 mg), for intravenous use is an investigational mAb that has not been approved, but has been authorized for emergency use by the U.S. FDA under an EUA for the pre-exposure prophylaxis (prevention) of COVID-19 in adults and adolescents (12 years of age and older weighing at least 40 kg) who have moderate-to-severe immune compromise due to certain medical conditions or receipt of certain immunosuppressive medications or treatments and are unlikely to mount an adequate immune response to COVID-19 vaccination. Recipients should not be currently infected with or have had a known recent exposure to an individual infected with SARS-CoV-2.

PEMGARDA is not authorized for use for treatment of COVID-19 or post-exposure prophylaxis of COVID-19. Pre-exposure prophylaxis with PEMGARDA is not a substitute for vaccination in individuals for whom COVID-19 vaccination is recommended. Individuals for whom COVID-19 vaccination is recommended, including individuals with moderate-to-severe immune compromise who may derive benefit from COVID-19 vaccinations, should receive COVID-19 vaccination. In individuals who have recently received a COVID-19 vaccine, PEMGARDA should be administered at least 2 weeks after vaccination.

Anaphylaxis has been observed with PEMGARDA and the PEMGARDA Fact Sheet for Healthcare Providers includes a boxed warning for anaphylaxis. The most common adverse reactions included systemic infusion-related reactions and hypersensitivity reactions, local infusion site reactions, and infusion site infiltration or extravasation. For additional information, please see the PEMGARDA full product Fact Sheet for Healthcare Providers, including important safety information and boxed warning.

To support the EUA for PEMGARDA, an immunobridging approach was used to determine if PEMGARDA may be effective for pre-exposure prophylaxis of COVID-19. Immunobridging is based on the serum virus neutralizing titer-efficacy relationships identified with other neutralizing human mAbs against SARS-CoV-2. This includes adintrevimab, the parent mAb of pemivibart, and other mAbs that were previously authorized for EUA. There are limitations of the data supporting the benefits of PEMGARDA. Evidence of clinical efficacy for other neutralizing human mAbs against SARS-CoV-2 was based on different populations and SARS-CoV-2 variants that are no longer circulating. Further, the variability associated with cell-based EC50 value determinations, along with limitations related to pharmacokinetic data and efficacy estimates for the mAbs in prior clinical trials, impact the ability to precisely estimate protective titer ranges. Additionally, certain SARS-CoV-2 viral variants may emerge that have substantially reduced susceptibility to PEMGARDA, and PEMGARDA may not be effective at preventing COVID-19 caused by these SARS-CoV-2 viral variants.

The emergency use of PEMGARDA is only authorized for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of drugs and biological products during the COVID-19 pandemic under Section 564(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization revoked sooner. PEMGARDA is authorized for use only when the combined national frequency of variants with substantially reduced susceptibility to PEMGARDA is less than or equal to 90%, based on available information including variant susceptibility to PEMGARDA and national variant frequencies.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. Invivyd deploys a proprietary integrated technology platform unique in the industry designed to assess, monitor, develop, and adapt to create best in class antibodies. In March 2024, Invivyd received emergency use authorization (EUA) from the U.S. FDA for a monoclonal antibody (mAb) in its pipeline of innovative antibody candidates. Visit https://invivyd.com/ to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “estimates,” “intends,” “potential,” “predicts,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, expectations related to the company’s term loan facility with SVB; the potential drawdown of capital in the future if certain conditions and milestones are met; the expected benefits of the financing facility; the company’s intention to focus on per-share value creation; anticipated catalysts of the company; the company’s expectation of gaining alignment with the FDA on the regulatory pathway for the company’s next product candidate; the company’s devotion to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the timing, progress and results of the company’s discovery, preclinical and clinical development activities; how long the EUA granted by the U.S. FDA for PEMGARDA will remain in effect and whether the EUA is revised or revoked by the U.S. FDA; the ability to maintain a continued acceptable safety, tolerability and efficacy profile of any product candidate following regulatory authorization or approval; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways; changes in the regulatory environment; the outcome of the company’s engagement with regulators; the company’s ability to maintain and expand sales, marketing and distribution capabilities to successfully commercialize any authorized or approved product candidate; changes in expected or existing competition; the company’s reliance on third parties; the complexities of manufacturing mAb therapies; macroeconomic and political uncertainties; the company’s ability to realize the anticipated benefits of the company’s term loan facility with SVB; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Contacts:

Media Relations
(781) 208-1747
media@invivyd.com

Investor Relations
(781) 208-1747
investors@invivyd.com